Exhibit 99.2

For Immediate Release

For more information:

Rex S. Schuette

Chief Financial Officer

(706) 781-2266

Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS

NET OPERATING INCOME OF $20.0 MILLION FOR SECOND QUARTER 2015,

UP 22 PERCENT FROM A YEAR AGO

•	Operating earnings per diluted share of 32 cents, up 19 percent from a year ago
•	Completed merger with MoneyTree Corporation and its wholly owned subsidiary, First National Bank, on May 1st
•	Loans up $142 million from first quarter, or 12 percent annualized, excluding loans acquired in the merger
•	Core transaction deposits up $109 million, or 11 percent annualized, excluding deposits acquired in the merger
•	Net interest margin holds steady at 3.30 percent
•	Regulatory approvals received for acquisition of Palmetto Bancshares

BLAIRSVILLE, GA – July 22, 2015 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today reported net operating income of $20.0 million for the second quarter of 2015, up 22 percent from a year ago. Operating earnings per diluted share was 32 cents, up 19 percent from a year ago. The increase reflects strong loan and core deposit growth, a stable net interest margin, growth in fee revenue and a lower provision for credit losses.

Operating earnings and diluted operating earnings per share exclude the effects of merger-related charges which are not considered part of ongoing operations. Including those charges, net income was $17.8 million for the second quarter, or 28 cents per diluted share. For the first six months, United reported net income of $35.5 million, or 57 cents per diluted share. Excluding merger related charges, net operating income was $37.6 million, or 61 cents per diluted share.

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“Our second quarter financial performance was outstanding by every measure,” said Jimmy Tallent, chairman and chief executive officer. “I’m especially proud to report that we achieved our goal for a one percent return on assets, excluding merger-related charges.

“We had solid loan growth combined with a steady net interest margin,” Tallent continued. “Strong recoveries of previously charged-off loans drove our provision for credit losses down to half the first quarter level. Fee revenue was up significantly, with strong growth in our mortgage business and gains from our SBA lending business.

“Second quarter net loan growth of $142 million, excluding the merger with MoneyTree Corporation and its wholly owned subsidiary, First National Bank (“FNB”), was driven by strong loan production of $526 million across all United markets. Our community banks originated $296 million of loan production while our specialized lending area, which includes health care, corporate, SBA, asset-based, middle market and commercial real estate lending, produced $152 million. Core deposit growth was another contributing factor with a linked-quarter increase of $109 million, or 11 percent annualized, excluding deposits acquired in the merger. Increased demand deposits in our Atlanta and western North Carolina markets drove over half of this growth.”

Second quarter taxable equivalent net interest revenue totaled $61.3 million, up $3.70 million from the first quarter and up $6.37 million from the second quarter of 2014. The acquisition of FNB added just over $2.0 million to second quarter net interest revenue. The taxable equivalent net interest margin of 3.30 percent held steady with the first quarter and was up 9 basis points from a year ago. Along with loan growth, this drove the remainder of the increase in net interest revenue.

At $900 thousand, the second quarter provision for credit losses was half of the amount from the first quarter and down $1.3 million from the second quarter of 2014. Second quarter net charge-offs were $978 thousand compared with $2.56 million in the first quarter and $4.18 million a year ago. Strong recoveries of previously charged-off loans drove net charge-offs down in the second quarter. Nonperforming assets to total assets were .26 percent, equal to last quarter, and down from .32 percent a year ago.

2

Second quarter fee revenue totaled $17.3 million, up $1.58 million from the first quarter and $3.12 million from the second quarter of 2014. Higher mortgage fees and an increase in gains from SBA loan sales account for most of the increase from both prior periods. Mortgage fees of $3.71 million were up $952 thousand from the first quarter and up $1.83 million from a year ago, reflecting strong growth in home purchases and an increase in refinancing activity. Closed mortgage loans totaled $128 million in the second quarter of 2015, compared with $87.9 million in the first quarter and $68.5 million in the second quarter of 2014. SBA loan sale gains totaled $1.49 million in the second quarter of 2015 compared with $1.14 million in the first quarter of 2015 and $744 thousand in the second quarter of 2014.

Second quarter brokerage fees of $1.23 million from United’s advisory services business were down $319 thousand from the first quarter and were level with the second quarter of 2014. Service charges and fees of $8.38 million were up $760 thousand from the first quarter, reflecting growth in interchange fees, while down $152 thousand from a year ago, primarily reflecting the declining trend in overdraft fees.

“Our growth in fee revenue reflects our commitment to diversifying the revenue stream by focusing on fee generating products and services,” stated Tallent.

Operating expenses, excluding merger-related charges of $3.17 million, were $45.2 million in the second quarter compared to $43.1 million in the first quarter and $40.5 million a year ago. The acquisition of FNB added approximately $1.6 million in operating expenses from the acquisition date of May 1. FNB’s expenses are expected to decline as anticipated cost savings are realized. First quarter 2015 operating expenses included a non-core charge of $690 thousand associated with closing all loss sharing agreements with the FDIC.

3

Second quarter salaries and employee benefits expense of $28.0 million was up $1.52 million from the first quarter and $3.67 million from a year ago. The increases reflect the addition of FNB’s compensation expenses for two months, investment in new producers and support staff for the specialized lending area, and higher commissions and incentives associated with growth in the mortgage business and in commercial loans and core deposits. Other operating expenses of $4.89 million for the second quarter were down $358 thousand from the first quarter and up $486 thousand from the second quarter of 2014. Other operating expenses for the first quarter 2015 included the $690 thousand charge associated with closing all loss sharing agreements with the FDIC. The increase from a year ago is mostly due to higher lending support costs.

Tallent noted, “the previously announced merger with FNB closed on May 1, and their results of operations are included in United’s results from that date forward. Conversion of the operating systems was successfully completed last weekend.

“We also announced our planned merger with Palmetto Bancshares, Inc. and its banking subsidiary, The Palmetto Bank, which is headquartered in Greenville, South Carolina,” Tallent said. “The Palmetto Bank is a high-quality franchise with $1.2 billion in assets and 25 banking offices in the Upstate South Carolina markets. The merger creates significant benefits for United, including meaningful earnings per share accretion, improved growth profile and profitability, attractive rates of return, and higher franchise value. We have received all regulatory approvals and the transaction is scheduled to close on September 1. I am very pleased to welcome both First National Bank and The Palmetto Bank to the United family.”

At June 30, 2015, capital ratios were as follows: Tier 1 Risk-Based of 11.9 percent; Total Risk-Based of 13.1 percent; Tier 1 Common Risk-Based of 11.9 percent; and, Tier 1 Leverage of 9.1 percent.

“Our second quarter results continue the positive momentum from the first quarter, with strong growth in loans, core deposits, and fee revenue,” Tallent said. “We are excited about executing our growth strategies to expand the franchise and add value for shareholders. And, as always, we look forward to serving our customers – both existing and new – with the outstanding service for which our bankers are so very well known.”

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Conference Call

United will hold a conference call today, Wednesday, July 22, 2015, at 11 a.m. ET to discuss the contents of this news release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 74542415. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (UCBI) is a bank holding company based in Blairsville, Georgia, with $8.2 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the Southeast’s largest full-service banks, operating 114 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in personalized community banking services for individuals, small businesses and corporations. A full range of consumer and commercial banking services includes mortgage, advisory, treasury management and other products. In 2014 and 2015, United Community Bank was ranked first in customer satisfaction in the southeast by J.D. Power and in 2015 was ranked fourteenth on the Forbes list of America’s Best Banks. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

Safe Harbor

This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2014 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

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UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information
						Second	For the Six
	2015		2014			Quarter	Months Ended		YTD
(in thousands, except per share	Second	First	Fourth	Third	Second	2015-2014	June 30,		2015-2014
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2015	2014	Change
INCOME SUMMARY
Interest revenue	$66,134	$62,909	$64,353	$63,338	$61,783		$129,043	$122,278
Interest expense	4,817	5,292	6,021	6,371	6,833		10,109	13,159
Net interest revenue	61,317	57,617	58,332	56,967	54,950	12%	118,934	109,119	9%
Provision for credit losses	900	1,800	1,800	2,000	2,200		2,700	4,700
Fee revenue	17,266	15,682	14,823	14,412	14,143	22	32,948	26,319	25
Total revenue	77,683	71,499	71,355	69,379	66,893	16	149,182	130,738	14
Expenses - operating (1)	45,247	43,061	41,919	41,364	40,532	12	88,308	79,582	11
Income before income tax expense - operating (1)	32,436	28,438	29,436	28,015	26,361	23	60,874	51,156	19
Income tax expense - operating (1)	12,447	10,768	11,189	10,399	10,004	24	23,215	19,399	20
Net income - operating (1)	19,989	17,670	18,247	17,616	16,357	22	37,659	31,757	19
Preferred dividends and discount accretion	17	-	-	-	-		17	439
Net income available to common shareholders - operating (1)	19,972	17,670	18,247	17,616	16,357	22	37,642	31,318	20
Merger-related charges, net of income tax benefit	2,176	-	-	-	-		2,176	-
Net income available to common shareholders - GAAP	$17,796	$17,670	$18,247	$17,616	$16,357	9	$35,466	$31,318	13

PERFORMANCE MEASURES
Per common share:
Diluted income - operating (1)	$.32	$.29	$.30	$.29	$.27	19	$.61	$.52	17
Diluted income - GAAP	.28	.29	.30	.29	.27	4.57		.52	10
Cash dividends declared	.05	.05	.05	.03	.03		.10	.03
Book value	12.95	12.58	12.20	12.15	11.94	8	12.95	11.94	8
Tangible book value (3)	12.66	12.53	12.15	12.10	11.91	6	12.66	11.91	6

Key performance ratios:
Return on common equity - operating (1)(2)(4)	9.90%	9.34%	9.60%	9.41%	8.99%		9.63%	8.82%
Return on common equity - GAAP (2)(4)	8.83	9.34	9.60	9.41	8.99		9.08	8.82
Return on assets - operating (1)(4)	1.00	.94	.96	.95	.88		.97	.87
Return on assets - GAAP (4)	.89	.94	.96	.95	.88		.92	.87
Dividend payout ratio - operating (1)	15.63	17.24	16.67	10.34	11.11		16.39	5.77
Dividend payout ratio - GAAP	17.86	17.24	16.67	10.34	11.11		17.54	5.77
Net interest margin (4)	3.30	3.31	3.31	3.32	3.21		3.30	3.21
Efficiency ratio - operating (1)	57.59	59.15	57.47	57.96	58.65		58.34	58.85
Efficiency ratio - GAAP	61.63	59.15	57.47	57.96	58.65		60.44	58.85
Average equity to average assets	10.05	9.86	9.76	9.85	9.61		9.96	9.56
Average tangible equity to average assets (3)	9.91	9.82	9.72	9.83	9.58		9.87	9.54
Average tangible common equity to average assets (3)	9.83	9.82	9.72	9.83	9.58		9.83	9.40
Tangible common equity to risk-weighted assets (3)(5)	13.24	13.53	13.82	14.10	13.92		13.24	13.92

ASSET QUALITY
Nonperforming loans	$18,805	$19,015	$17,881	$18,745	$20,724	(9)	$18,805	$20,724
Foreclosed properties	2,356	1,158	1,726	3,146	2,969	(21)	2,356	2,969
Total nonperforming assets (NPAs)	21,161	20,173	19,607	21,891	23,693	(11)	21,161	23,693
Allowance for loan losses	70,129	70,007	71,619	71,928	73,248		70,129	73,248
Net charge-offs	978	2,562	2,509	3,155	4,175	(77)	3,540	8,214
Allowance for loan losses to loans	1.36%	1.46%	1.53%	1.57%	1.66%		1.36%	1.66%
Net charge-offs to average loans (4)	.08	.22	.22	.28	.38		.15	.38
NPAs to loans and foreclosed properties	.41	.42	.42	.48	.54		.41	.54
NPAs to total assets	.26	.26	.26	.29	.32		.26	.32

AVERAGE BALANCES ($ in millions)
Loans	$5,017	$4,725	$4,621	$4,446	$4,376	15	$4,872	$4,366	12
Investment securities	2,261	2,203	2,222	2,231	2,326	(3)	2,232	2,323	(4)
Earning assets	7,444	7,070	7,013	6,820	6,861	8	7,258	6,844	6
Total assets	8,017	7,617	7,565	7,374	7,418	8	7,818	7,401	6
Deposits	6,669	6,369	6,383	6,143	6,187	8	6,520	6,192	5
Shareholders’ equity	806	751	738	726	713	13	778	708	10
Common shares - basic (thousands)	62,549	60,905	60,830	60,776	60,712		61,730	60,386	2
Common shares - diluted (thousands)	62,553	60,909	60,833	60,779	60,714		61,734	60,388	2

AT PERIOD END ($ in millions)
Loans	$5,174	$4,788	$4,672	$4,569	$4,410	17	$5,174	$4,410	17
Investment securities	2,322	2,201	2,198	2,222	2,190	6	2,322	2,190	6
Total assets	8,246	7,664	7,567	7,526	7,352	12	8,246	7,352	12
Deposits	6,808	6,438	6,327	6,241	6,164	10	6,808	6,164	10
Shareholders’ equity	827	764	740	736	722	15	827	722	15
Common shares outstanding (thousands)	62,700	60,309	60,259	60,248	60,139		62,700	60,139

(1) Excludes merger-related charges. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) June 30 and March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information
	2015		2014			For the Six Months Ended June 30,
(in thousands, except per share	Second	First	Fourth	Third	Second
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014

Interest revenue reconciliation
Interest revenue - taxable equivalent	$66,134	$62,909	$64,353	$63,338	$61,783	$129,043	$122,278
Taxable equivalent adjustment	(326)	(375)	(398)	(405)	(377)	(701)	(734)
Interest revenue (GAAP)	$65,808	$62,534	$63,955	$62,933	$61,406	$128,342	$121,544

Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$61,317	$57,617	$58,332	$56,967	$54,950	$118,934	$109,119
Taxable equivalent adjustment	(326)	(375)	(398)	(405)	(377)	(701)	(734)
Net interest revenue (GAAP)	$60,991	$57,242	$57,934	$56,562	$54,573	$118,233	$108,385

Total revenue reconciliation
Total operating revenue	$77,683	$71,499	$71,355	$69,379	$66,893	$149,182	$130,738
Taxable equivalent adjustment	(326)	(375)	(398)	(405)	(377)	(701)	(734)
Total revenue (GAAP)	$77,357	$71,124	$70,957	$68,974	$66,516	$148,481	$130,004

Expense reconciliation
Expenses - operating	$45,247	$43,061	$41,919	$41,364	$40,532	$88,308	$79,582
Merger-related charges	3,173	-	-	-	-	3,173	-
Expenses (GAAP)	$48,420	$43,061	$41,919	$41,364	$40,532	$91,481	$79,582

Income before taxes reconciliation
Income before taxes - operating	$32,436	$28,438	$29,436	$28,015	$26,361	$60,874	$51,156
Taxable equivalent adjustment	(326)	(375)	(398)	(405)	(377)	(701)	(734)
Merger-related charges	(3,173)	-	-	-	-	(3,173)	-
Income before taxes (GAAP)	$28,937	$28,063	$29,038	$27,610	$25,984	$57,000	$50,422

Income tax expense reconciliation
Income tax expense - operating	$12,447	$10,768	$11,189	$10,399	$10,004	$23,215	$19,399
Taxable equivalent adjustment	(326)	(375)	(398)	(405)	(377)	(701)	(734)
Merger-related charges, tax benefit	(997)	-	-	-	-	(997)	-
Income tax expense (GAAP)	$11,124	$10,393	$10,791	$9,994	$9,627	$21,517	$18,665

Net income reconciliation
Net income - operating	$19,989	$17,670	$18,247	$17,616	$16,357	$37,659	$31,757
Merger-related charges, net of income tax benefit	(2,176)	-	-	-	-	(2,176)	-
Net income (GAAP)	$17,813	$17,670	$18,247	$17,616	$16,357	$35,483	$31,757

Net income available to common shareholders reconciliation
Net income available to common shareholders - operating	$19,972	$17,670	$18,247	$17,616	$16,357	$37,642	$31,318
Merger-related charges, net of income tax benefit	(2,176)	-	-	-	-	(2,176)	-
Net income available to common shareholders (GAAP)	$17,796	$17,670	$18,247	$17,616	$16,357	$35,466	$31,318

Diluted income per common share reconciliation
Diluted income per common share - operating	$.32	$.29	$.30	$.29	$.27	$.61	$.52
Merger-related charges	(.04)	-	-	-	-	(.04)	-
Diluted income per common share (GAAP)	$.28	$.29	$.30	$.29	$.27	$.57	$.52

Book value per common share reconciliation
Tangible book value per common share	$12.66	$12.53	$12.15	$12.10	$11.91	$12.66	$11.91
Effect of goodwill and other intangibles	.29	.05	.05	.05	.03	.29	.03
Book value per common share (GAAP)	$12.95	$12.58	$12.20	$12.15	$11.94	$12.95	$11.94

Return on common equity reconciliation
Return on common equity - operating	9.90%	9.34%	9.60%	9.41%	8.99%	9.63%	8.82%
Merger-related charges	(1.07)	-	-	-	-	(.55)	-
Return on common equity (GAAP)	8.83%	9.34%	9.60%	9.41%	8.99%	9.08%	8.82%

Return on assets reconciliation
Return on assets - operating	1.00%	.94%	.96%	.95%	.88%	.97%	.87%
Merger-related charges	(.11)	-	-	-	-	(.05)	-
Return on assets (GAAP)	.89%	.94%	.96%	.95%	.88%	.92%	.87%

Dividend payout ratio reconciliation
Dividend payout ratio - operating	15.63%	17.24%	16.67%	10.34%	11.11%	16.39%	5.77%
Merger-related charges	2.23	-	-	-	-	1.15	-
Dividend payout ratio (GAAP)	17.86%	17.24%	16.67%	10.34%	11.11%	17.54%	5.77%

Efficiency ratio reconciliation
Efficiency ratio - operating	57.59%	59.15%	57.47%	57.96%	58.65%	58.34%	58.85%
Merger-related charges	4.04	-	-	-	-	2.10	-
Efficiency ratio (GAAP)	61.63%	59.15%	57.47%	57.96%	58.65%	60.44%	58.85%

Average equity to assets reconciliation
Tangible common equity to assets	9.83%	9.82%	9.72%	9.83%	9.58%	9.83%	9.40%
Effect of preferred equity	.08	-	-	-	-	.04	.14
Tangible equity to assets	9.91	9.82	9.72	9.83	9.58	9.87	9.54
Effect of goodwill and other intangibles	.14	.04	.04	.02	.03	.09	.02
Equity to assets (GAAP)	10.05%	9.86%	9.76%	9.85%	9.61%	9.96%	9.56%

Tangible common equity to risk-weighted assets reconciliation (1)
Tangible common equity to risk-weighted assets	13.24%	13.53%	13.82%	14.10%	13.92%	13.24%	13.92%
Effect of other comprehensive income	.28	.19	.35	.34	.53	.28	.53
Effect of deferred tax limitation	(2.46)	(2.86)	(3.11)	(3.39)	(3.74)	(2.46)	(3.74)
Effect of trust preferred	.63	.67	1.00	1.02	1.04	.63	1.04
Effect of preferred equity	.17	-	-	-	-	.17	-
Tier I capital ratio (Regulatory)	11.86%	11.53%	12.06%	12.07%	11.75%	11.86%	11.75%

(1) June 30 and March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2015		2014			Linked	Year over
						Quarter Change	Year Change
	Second	First	Fourth	Third	Second
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter
LOANS BY CATEGORY
Owner occupied commercial RE	$1,266	$1,167	$1,163	$1,153	$1,163	$99	$103
Income producing commercial RE	689	636	599	605	598	53	91
Commercial & industrial	793	716	710	650	554	77	239
Commercial construction	238	230	196	181	160	8	78
Total commercial	2,986	2,749	2,668	2,589	2,475	237	511
Residential mortgage	935	864	866	866	861	71	74
Home equity lines of credit	491	465	466	459	451	26	40
Residential construction	299	291	299	307	302	8	(3)
Consumer installment	463	419	373	348	321	44	142
Total loans	$5,174	$4,788	$4,672	$4,569	$4,410	386	764

LOANS BY MARKET
North Georgia	$1,155	$1,150	$1,163	$1,168	$1,175	5	(20)
Atlanta MSA	1,317	1,296	1,282	1,289	1,305	21	12
North Carolina	533	539	553	553	555	(6)	(22)
Coastal Georgia	499	476	456	444	426	23	73
Gainesville MSA	257	255	257	254	257	2	-
East Tennessee	525	281	280	281	270	244	255
South Carolina / Specialized Lending	531	475	412	337	206	56	325
Indirect auto	357	316	269	243	216	41	141
Total loans	$5,174	$4,788	$4,672	$4,569	$4,410	386	764

UNITED COMMUNITY BANKS, INC. Financial Highlights Credit Quality

	Second Quarter 2015			First Quarter 2015			Fourth Quarter 2014
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$4,878	$360	$5,238	$4,360	$173	$4,533	$4,133	$355	$4,488
Income producing CRE	883	-	883	835	-	835	717	-	717
Commercial & industrial	1,389	-	1,389	1,629	-	1,629	1,571	-	1,571
Commercial construction	59	382	441	60	-	60	83	15	98
Total commercial	7,209	742	7,951	6,884	173	7,057	6,504	370	6,874
Residential mortgage	8,599	1,373	9,972	8,669	796	9,465	8,196	1,183	9,379
Home equity lines of credit	940	54	994	693	50	743	695	40	735
Residential construction	1,358	187	1,545	2,127	139	2,266	2,006	133	2,139
Consumer installment	699	-	699	642	-	642	480	-	480
Total NPAs	$18,805	$2,356	$21,161	$19,015	$1,158	$20,173	$17,881	$1,726	$19,607
Balance as a % of
Unpaid Principal	64.9%	46.6%	62.2%	72.0%	56.6%	70.9%	69.9%	54.1%	68.1%

NONPERFORMING ASSETS BY MARKET
North Georgia	$6,157	$657	$6,814	$6,101	$662	$6,763	$5,669	$711	$6,380
Atlanta MSA	2,361	135	2,496	1,903	227	2,130	1,837	372	2,209
North Carolina	4,746	690	5,436	5,321	159	5,480	5,221	234	5,455
Coastal Georgia	659	-	659	901	-	901	799	105	904
Gainesville MSA	864	22	886	781	22	803	1,310	81	1,391
East Tennessee	1,885	852	2,737	1,808	30	1,838	1,414	201	1,615
South Carolina / Specialized Lending	1,565	-	1,565	1,700	58	1,758	1,285	22	1,307
Indirect auto	568	-	568	500	-	500	346	-	346
Total NPAs	$18,805	$2,356	$21,161	$19,015	$1,158	$20,173	$17,881	$1,726	$19,607

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$19,015	$1,158	$20,173	$17,881	$1,726	$19,607	$18,745	$3,146	$21,891
Acquisitions	-	962	962	-	-	-	-	-	-
Loans placed on non-accrual	6,552	-	6,552	5,944	-	5,944	7,140	-	7,140
Payments received	(3,839)	-	(3,839)	(1,513)	-	(1,513)	(5,286)	-	(5,286)
Loan charge-offs	(1,854)	-	(1,854)	(2,838)	-	(2,838)	(1,841)	-	(1,841)
Foreclosures	(1,069)	1,069	-	(459)	459	-	(877)	877	-
Capitalized costs	-	-	-	-	-	-	-	-	-
Property sales	-	(895)	(895)	-	(1,108)	(1,108)	-	(2,483)	(2,483)
Write downs	-	(9)	(9)	-	(166)	(166)	-	(1)	(1)
Net gains (losses) on sales	-	71	71	-	247	247	-	187	187
Ending Balance	$18,805	$2,356	$21,161	$19,015	$1,158	$20,173	$17,881	$1,726	$19,607

	Second Quarter 2015		First Quarter 2015		Fourth Quarter 2014
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$285	.09%	$357	.12%	$891	.31%
Income producing CRE	(276)	(.17)	241	.16	143	.09
Commercial & industrial	(627)	(.33)	341	.19	(295)	(.17)
Commercial construction	96	.16	22	.04	(6)	(.01)
Total commercial	(522)	(.07)	961	.14	733	.11
Residential mortgage	787	.35	416	.20	1,226	.56
Home equity lines of credit	322	.27	59	.05	238	.20
Residential construction	107	.14	1,061	1.46	(44)	(.06)
Consumer installment	284	.26	65	.07	356	.39
Total	$978	.08	$2,562	.22	$2,509	.22

NET CHARGE-OFFS BY MARKET
North Georgia	$911	.32%	$1,053	.37%	$791	.27%
Atlanta MSA	(234)	(.07)	188	.06	147	.05
North Carolina	176	.13	666	.49	1,103	.79
Coastal Georgia	(40)	(.03)	134	.12	30	.03
Gainesville MSA	(233)	(.36)	(65)	(.10)	94	.15
East Tennessee	127	.11	471	.68	54	.08
South Carolina / Specialized Lending	148	.12	-	-	110	.11
Indirect auto	123	.14	115	.16	180	.29
Total	$978	.08	$2,562	.22	$2,509	.22

(1) Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2015	2014	2015	2014
Interest revenue:
Loans, including fees	$52,976	$48,261	$102,640	$95,949
Investment securities, including tax exempt of $181, $193, $339 and $381	12,037	12,165	24,095	23,772
Deposits in banks and short-term investments	795	980	1,607	1,823
Total interest revenue	65,808	61,406	128,342	121,544

Interest expense:
Deposits:
NOW	348	411	742	851
Money market	806	757	1,479	1,320
Savings	26	21	46	41
Time	895	2,018	2,004	3,789
Total deposit interest expense	2,075	3,207	4,271	6,001
Short-term borrowings	82	908	180	1,748
Federal Home Loan Bank advances	454	80	846	138
Long-term debt	2,206	2,638	4,812	5,272
Total interest expense	4,817	6,833	10,109	13,159
Net interest revenue	60,991	54,573	118,233	108,385
Provision for credit losses	900	2,200	2,700	4,700
Net interest revenue after provision for credit losses	60,091	52,373	115,533	103,685

Fee revenue:
Service charges and fees	8,375	8,527	15,990	16,425
Mortgage loan and other related fees	3,707	1,877	6,462	3,231
Brokerage fees	1,232	1,245	2,783	2,422
Gains from sales of SBA loans	1,494	744	2,635	744
Securities gains, net	13	4,435	1,552	4,652
Loss from prepayment of debt	-	(4,446)	(1,038)	(4,446)
Other	2,445	1,761	4,564	3,291
Total fee revenue	17,266	14,143	32,948	26,319
Total revenue	77,357	66,516	148,481	130,004

Operating expenses:
Salaries and employee benefits	27,961	24,287	54,407	48,683
Communications and equipment	3,304	3,037	6,575	6,276
Occupancy	3,415	3,262	6,693	6,640
Advertising and public relations	1,127	1,139	1,877	1,765
Postage, printing and supplies	993	804	1,931	1,580
Professional fees	2,257	2,172	4,176	3,599
FDIC assessments and other regulatory charges	1,298	1,425	2,507	2,778
Merger-related charges	3,173	-	3,173	-
Other	4,892	4,406	10,142	8,261
Total operating expenses	48,420	40,532	91,481	79,582
Net income before income taxes	28,937	25,984	57,000	50,422
Income tax expense	11,124	9,627	21,517	18,665
Net income	17,813	16,357	35,483	31,757
Preferred stock dividends and discount accretion	17	-	17	439
Net income available to common shareholders	$17,796	$16,357	$35,466	$31,318

Earnings per common share:
Basic	$.28	$.27	$.57	$.52
Diluted	.28	.27	.57	.52
Weighted average common shares outstanding:
Basic	62,549	60,712	61,730	60,386
Diluted	62,553	60,714	61,734	60,388

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)
	June 30,	December 31,	June 30,
(in thousands, except share and per share data)	2015	2014	2014

ASSETS
Cash and due from banks	$80,865	$77,180	$91,791
Interest-bearing deposits in banks	94,032	89,074	100,270
Short-term investments	30,000	26,401	47,999
Cash and cash equivalents	204,897	192,655	240,060
Securities available for sale	1,942,319	1,782,734	1,741,268
Securities held to maturity (fair value $388,066, $425,233 and $458,864)	379,757	415,267	448,752
Mortgage loans held for sale	22,003	13,737	14,918
Loans, net of unearned income	5,173,517	4,672,119	4,410,285
Less allowance for loan losses	(70,129)	(71,619)	(73,248)
Loans, net	5,103,388	4,600,500	4,337,037
Premises and equipment, net	173,313	159,390	161,614
Bank owned life insurance	92,952	81,294	80,922
Accrued interest receivable	21,030	20,103	19,141
Net deferred tax asset	195,746	215,503	233,149
Derivative financial instruments	21,728	20,599	22,024
Goodwill and other intangible assets	20,190	3,641	2,731
Other assets	68,980	61,563	50,450
Total assets	$8,246,303	$7,566,986	$7,352,066
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$1,847,696	$1,574,317	$1,519,635
NOW	1,416,279	1,504,887	1,334,883
Money market	1,406,352	1,273,283	1,245,912
Savings	350,049	292,308	279,203
Time:
Less than $100,000	792,300	748,478	805,289
Greater than $100,000	465,347	508,228	554,310
Brokered	529,920	425,011	424,313
Total deposits	6,807,943	6,326,512	6,163,545
Short-term borrowings	25,000	6,000	76,256
Federal Home Loan Bank advances	385,125	270,125	175,125
Long-term debt	113,901	129,865	129,865
Derivative financial instruments	32,374	31,997	36,545
Unsettled securities purchases	-	5,425	7,264
Accrued expenses and other liabilities	54,728	57,485	41,497
Total liabilities	7,419,071	6,827,409	6,630,097
Shareholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized;
Series H; $1,000 stated value; 9,992 shares issued and outstanding	9,992	-	-
Common stock, $1 par value; 100,000,000 shares authorized;
54,414,863, 50,178,605 and 50,058,295 shares issued and outstanding	54,415	50,178	50,058
Common stock, non-voting, $1 par value; 26,000,000 shares authorized;
8,285,516, 10,080,787 and 10,080,787 shares issued and outstanding	8,286	10,081	10,081
Common stock issuable; 413,014, 357,983 and 314,039 shares	6,071	5,168	4,649
Capital surplus	1,123,730	1,080,508	1,091,780
Accumulated deficit	(358,294)	(387,568)	(418,583)
Accumulated other comprehensive loss	(16,968)	(18,790)	(16,016)
Total shareholders’ equity	827,232	739,577	721,969
Total liabilities and shareholders’ equity	$8,246,303	$7,566,986	$7,352,066

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended June 30,
	2015			2014
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,017,306	$53,081	4.24%	$4,376,174	$48,435	4.44%
Taxable securities (3)	2,235,561	11,856	2.12	2,306,457	11,972	2.08
Tax-exempt securities (1)(3)	25,685	296	4.61	19,592	316	6.45
Federal funds sold and other interest-earning assets	165,643	901	2.18	158,418	1,060	2.68

Total interest-earning assets	7,444,195	66,134	3.56	6,860,641	61,783	3.61
Non-interest-earning assets:
Allowance for loan losses	(71,006)			(76,843)
Cash and due from banks	77,124			63,853
Premises and equipment	167,926			161,443
Other assets (3)	398,356			408,768
Total assets	$8,016,595			$7,417,862

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,419,142	348	.10	$1,356,141	411	.12
Money market	1,607,665	806	.20	1,361,045	757	.22
Savings	335,093	26	.03	275,540	21	.03
Time less than $100,000	774,193	791	.41	818,048	933	.46
Time greater than $100,000	474,905	482	.41	563,489	865	.62
Brokered time deposits	276,073	(378)	(.55)	334,919	220	.26
Total interest-bearing deposits	4,887,071	2,075	.17	4,709,182	3,207	.27

Federal funds purchased and other borrowings	47,698	82	.69	108,311	908	3.36
Federal Home Loan Bank advances	289,707	454	.63	154,795	80	.21
Long-term debt	113,901	2,206	7.77	129,865	2,638	8.15
Total borrowed funds	451,306	2,742	2.44	392,971	3,626	3.70

Total interest-bearing liabilities	5,338,377	4,817	.36	5,102,153	6,833	.54
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,782,405			1,477,849
Other liabilities	90,091			125,173
Total liabilities	7,210,873			6,705,175
Shareholders’ equity	805,722			712,687
Total liabilities and shareholders’ equity	$8,016,595			$7,417,862

Net interest revenue		$61,317			$54,950
Net interest-rate spread			3.20%			3.07%

Net interest margin (4)			3.30%			3.21%

(1) Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2) Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3) Securities available for sale are shown at amortized cost. Pretax unrealized gains of $18.9 million in 2015 and pretax unrealized gains of $1.86 million in 2014 are included in other assets for purposes of this presentation.
(4) Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Six Months Ended June 30,
	2015			2014
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,872,112	$102,946	4.26%	$4,365,930	$96,303	4.45%
Taxable securities (3)	2,211,293	23,756	2.15	2,303,404	23,391	2.03
Tax-exempt securities (1)(3)	20,987	555	5.29	19,881	624	6.28
Federal funds sold and other interest-earning assets	153,597	1,786	2.33	154,651	1,960	2.53

Total interest-earning assets	7,257,989	129,043	3.58	6,843,866	122,278	3.60
Non-interest-earning assets:
Allowance for loan losses	(71,596)			(77,165)
Cash and due from banks	78,069			62,958
Premises and equipment	163,737			162,112
Other assets (3)	389,874			409,466
Total assets	$7,818,073			$7,401,237

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,447,370	742	.10	$1,385,964	851	.12
Money market	1,537,678	1,479	.19	1,368,975	1,320	.19
Savings	317,814	46	.03	267,588	41	.03
Time less than $100,000	755,826	1,515	.40	847,707	1,946	.46
Time greater than $100,000	484,624	1,146	.48	570,799	1,783	.63
Brokered time deposits	274,708	(657)	(.48)	311,579	60	.04
Total interest-bearing deposits	4,818,020	4,271	.18	4,752,612	6,001	.25

Federal funds purchased and other borrowings	41,953	180	.87	110,436	1,748	3.19
Federal Home Loan Bank advances	264,584	846	.64	140,014	138	.20
Long-term debt	120,782	4,812	8.03	129,865	5,272	8.19
Total borrowed funds	427,319	5,838	2.76	380,315	7,158	3.80

Total interest-bearing liabilities	5,245,339	10,109	.39	5,132,927	13,159	.52
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,702,140			1,439,447
Other liabilities	92,138			120,943
Total liabilities	7,039,617			6,693,317
Shareholders’ equity	778,456			707,920
Total liabilities and shareholders’ equity	$7,818,073			$7,401,237

Net interest revenue		$118,934			$109,119
Net interest-rate spread			3.19%			3.08%

Net interest margin (4)			3.30%			3.21%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $14.8 million in 2015 and pretax unrealized losses of $1.37 million in 2014 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.